Exhibit K












                          PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                          H. B. LAYNE CONTRACTOR, INC.

                                      AND

                             BARRICK BULLFROG INC.



                                July 20th, 2001






























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                          PURCHASE AND SALE AGREEMENT

       This Purchase and Sale Agreement is entered into to be effective as of July 2001, by and between H. B. Layne Contractor, Inc., an Indiana corporation ("Seller"), and Barrick Bullfrog Inc., a Delaware corporation ("Buyer").

                                    RECITALS

       A. Seller owns or controls certain unpatented mining claims located in Nye County, Nevada (the "Properties"). The Properties are more particularly described in Exhibit A. The Properties are presently leased and subleased by Seller to Buyer pursuant to that certain Lease Agreement dated February 5, 1987 between Seller and St. Joe Gold Corporation, predecessor to Buyer (the "Lease") which is also more particularly described in Exhibit A.

       B. Buyer operates the Bullfrog Mine in Nye County, Nevada and is the lessee under the Lease. Buyer has paid to Seller royalties and other payments pursuant to the Lease. Buyer and Seller have a present disagreement about whether the royalties payable by Buyer (as lessee) to Seller (as lessor) under the Lease have been properly paid.

       C. Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller's interest in the Properties and the Lease and certain related assets. Seller and Buyer also desire to resolve any disagreements they may have with respect to royalty or other payments due to Seller under the Lease.

                                   AGREEMENT

       For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, Seller and Buyer agree as follows:

1.0       DEFINITIONS

      1.1 "Adverse Consequences" means all losses, liabilities, actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, obligations, taxes, liens, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      1.2 "Agreement" means this Purchase and Sale Agreement together with all its Exhibits.

      1.3 "Assumed Liabilities" means any claim, action or cause of action arising out of mining and processing operations conducted on the Properties by Buyer, its predecessors, or its affiliates whether before or after the Closing Date including any liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs,

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natural  resources  damages, or penalties) arising out of, based on or resulting from any violation, or alleged violation, of state or federal environmental laws or regulations. Assumed Liabilities shall not include any Excluded Liabilities.

      1.4 "Assets" means the Properties, the Lease and all of Seller's right, title and interest in and to the Revert Agreements and any fixtures, improvements and other tangible or intangible real or personal property related to the Properties, the Lease and the Revert Agreements, including without limitation all of Seller's right, title and interest in and to all permits, rights of way, easements, water rights, surface use agreements and other contracts related to the Properties, all choses, rights, actions or causes of action in any way affecting or relating to the Properties, the Lease or the Revert Agreements, and all of the improvements, buildings, structures and fixtures located thereon, or used for the benefit of the Properties together with any water rights, including any certificates, applications and interests relating to such water rights, and any wells, ditches or flumes located on or appurtenant to the Properties.

      1.5 "Buyer" has the meaning given in the preface.

      1.6  "Closing"  means  the closing to be conducted as described in Section
2.2 of this Agreement.

      1.7 "Closing Date" means the date on which the Closing occurs as provided in Section 2.2 of this Agreement.

      1.8 "Conveyance" means a Deed, Assignment and Bill of Sale substantially in the form attached to this Agreement as Exhibit B to be executed and delivered by Seller at the Closing.

      1.9 "Disputed Claims" means any and all claims, actions, causes of action, demands and disputes between the Parties whether or not presently asserted with respect to the Properties, the Lease or the other Assets and (a) the allegation of Seller that Buyer and its predecessors have not fully and properly paid to Seller all royalties or other payments due under the Lease including any claim for additional royalties with respect to lands in Section 10, T. 12 S., R. 15 E., MDM and (b) the allegation of Buyer that it has overpaid Seller royalties on lands in Section 10, T. 12 S., R. 15 E., MDM. The Disputed Claims shall not include any claims, actions, causes of action, demands and disputes that might arise in the future as a result of a breach, or alleged breach, of any representation or warranty made by a Party in this Agreement, the failure of a Party to perform an obligation arising under this Agreement or any other matter not included in the Disputed Claims.

      1.10 "Excluded Liabilities" means any and all liabilities of Seller arising out of contractual relationships of Seller with respect to the Properties or the Lease or the Revert Agreements (including any attorneys' fee agreements, consulting agreements, employment agreements or contingent fee agreements) or with respect to claims against or litigation involving Seller with respect to the Properties or the Lease, including any claim by third parties for royalties paid to Seller under the Lease, any claim by any governmental agencies with respect to state, federal or local taxes or net profits or proceeds taxes owed with respect to any rental, royalty, bonus or other payment made by Buyer or its predecessors to Seller or its predecessors,



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and  any  claim for sales or use taxes, federal excise taxes, transfer, transfer gain, documentation, gross receipts, value added and other taxes and charges, as well as all associated interest and penalties payable with respect to the sale or transfer of the Assets from Seller to Buyer pursuant to this Agreement.

      1.11 "Lease" has the meaning given in Recital A.

      1.12 "Lien" means, with respect to any of the Assets, any mortgage, title defect, lien, lease, pledge, charge, security interest, hypothecation, restriction, judgment, lien for taxes or governmental assessments, charges or claims (including income taxes of the Seller or federal, state or local taxes associated with royalties paid to Seller from the Properties, the Lease or the Revert Agreements).

      1.13 "Party" means Buyer or Seller and "Parties" means Buyer and Seller.

      1.14 "Properties" has the meaning given in Recital A.

      1.15 "Purchase Price" means the sum of US$350,000 to be paid by Buyer to Seller at the Closing.

      1.16 "Revert Agreements" means that certain Mining Lease and Option to Purchase Agreement dated August 3, 1978 between Robert A. Revert and Claron Burnett and Kelly Minerals, Inc. and that certain Assignment of Mining Lease and Option to Purchase Agreement dated November 29, 1978 between Kelly Minerals, Inc. and H. B. Layne Contractor, Inc.

      1.17 "Seller" has the meaning given in the preface.

2.0      BASIC TRANSACTION.

      2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer agrees to purchase the Assets from Seller, and Seller agrees to sell, transfer, convey and deliver the Assets to Buyer, for the Purchase Price.

      2.2 The Closing. The Closing shall take place by exchange of documents by mail or commercial courier, commencing on July 20 2001. The Closing shall occur in the following order:

            (a) Seller will deliver to the Buyer (i) a certificate of a duly authorized officer of Seller confirming that, as at the Closing Date, all of the representations and warranties of Seller contained in this Agreement are true, complete and correct, as if made on such date, and that Seller has performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Seller at or prior to the Closing, and (ii) an opinion of Seller's legal counsel in form reasonably satisfactory to Buyer's legal counsel that as of the Closing Date the representations and warranties in Subsections 4.1(a),
      (b), (c), and (d) are true and correct.

            (b) Buyer will deliver to Seller (i) a certificate of a duly authorized officer of Buyer confirming that, as at the Closing Date, all of the representations and warranties of Seller


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      contained  herein are true, complete and correct, as if made on such date, and that Buyer has performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Buyer at or prior to the Closing, and (ii) an opinion of Buyer's legal counsel in form reasonably satisfactory to Seller's legal counsel that as of the Closing Date the representations and warranties in Subsections 4.2(a),
      (b), and (c) are true and correct.

            (c) Seller will execute, acknowledge and deliver to Buyer the Conveyance and such other instruments of sale, transfer, conveyance, and assignment as the Buyer may request; and

            (d) Buyer will deliver to Seller the Purchase Price.

      2.3 Allocation. The Parties agree to allocate the Purchase Price equally among all of the Properties for all purposes (including financial accounting and tax purposes).

      2.4 Assumption of Liabilities. In addition to payment of the Purchase Price, from and after the Closing, Buyer shall assume and agree to pay, discharge and perform when due the Assumed Liabilities. Buyer will not assume nor have any responsibility with respect to any other obligation or liability of Seller not expressly included in the Assumed Liabilities.

3.0 SETTLEMENT OF THE DISPUTED CLAIMS

      3.1 Mutual Release. As part of the consideration exchanged by Seller and Buyer pursuant to this Agreement, if the Closing occurs and without any further action or documentation on the part of Seller and Buyer or either of them,
Seller and Buyer agree that they will have irrevocably settled the Disputed Claims. The Closing shall evidence the full and complete release and discharge of the Disputed Claims by each Party and its and their subsidiaries, parents, officers, employees, directors, servants, agents, attorneys, affiliates, representatives, successors and assigns of the other Party and its and their subsidiaries, parents, officers, employees, directors, servants, agents, attorneys, affiliates, representatives, successors and assigns.

      3.2 Disclaimer With Respect to the Settlement. The Parties understand and agree that this settlement represents a compromise of the Disputed Claims, that the Disputed Claims are disputed by the Parties against whom they are or might be made and that settlement of the Disputed Claims is not to be construed as an admission of liability on the part of either Party (each of whom expressly denies any such liability) with respect to any obligations with respect to the Properties or the Lease or the Revert Agreements. Each Party acknowledges that it is relying on its own judgment, belief and knowledge as to the extent and nature of the Disputed Claims and that it is not relying on any statements or representations of any kind of the other Party. The Parties further understand and agree that the facts now known by them or believed by them to be true and upon which they have relied in negotiating this settlement might later prove to be untrue or that additional facts might become known to them and expressly accept and assume the risk associated with such possibilities and agree that this settlement is binding and is not subject to termination or rescission in such event.

      3.3 Future Grant of Royalty. Buyer agrees that if, in the future, Buyer commences mining from the Properties, insofar and only insofar as the Properties are within Section 15, T.


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12  S.,  R.  15 E., MDM or the S1/2SE1/4SW1/4 of Section 10, T. 12 S., R. 15 E.,
MDM, Buyer will grant to Seller a production royalty on terms equivalent to the Net Returns royalty set out in Section 5.c of the Lease. Such royalty shall be granted when and if production is obtained and Buyer will have absolutely no obligation, express or implied, (a) to explore for, develop, mine or market any minerals from within the Properties or (b) to pay any rentals, advance royalties or other payments of any kind absent actual production from such Properties.

      3.4 Maintenance of the Properties; New Tenure. Buyer shall have no obligation, express or implied, to maintain any of the mining claims included in the Properties. Buyer may abandon such claims, relocate such claims as new mining claims or as mill sites, or exchange or otherwise convert such claims to a different form of tenure as Buyer sees fit. If Buyer maintains less than all of the mining claims, relocates the claims or secures a different form of tenure, the right to receive future royalties as provided in Section 3.3 shall attach to such mining claims or different form of tenure as Buyer then has on lands in Section 15, T. 12 S., R. 15 E., MDM or the S1/2SE1/4SW1/4 of Section 10, T. 12 S., R. 15 E., MDM, that are included within the Properties. For so long as Buyer maintains any mining claims or other form of tenure on lands included within the Properties, Seller shall not locate or participate in or otherwise assist any third party in locating mining claims or mill sites on or attempting to secure any interest in such lands.

4.0      REPRESENTATIONS AND WARRANTIES.

      4.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 4.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement).

            (a) Organization of the Seller. Seller is a corporation duly organized,validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is in good standing under the laws of the State of Nevada.

            (b) Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, this Agreement is consistent with the powers of Seller as set forth in its charter and bylaws and the board of directors of Seller has reviewed and has duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

            (c) Shareholders' Approval. The shareholders of Seller have reviewed this Agreement, discussed the subject matter of this Agreement and the transactions contemplated by this Agreement with counsel of their choice, and have duly authorized the execution, delivery, and performance of this Agreement by the Seller.

            (d) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, or decree of any government, governmental agency, or court to which


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      Seller is subject or (ii) conflict with, result in a breach of, constitute a default under any agreement to which Seller is a party. Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, including any government or governmental agency, in order for the Parties to consummate the transactions contemplated by this Agreement.

            (e) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, consultant, advisor or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (f) Title to the Assets. With respect to the Assets, Seller represents and warrants that:

                  (i)  Seller  has good and marketable title to the Assets, free and clear of any Lien, or any right or claim of third parties, except for the rights of Buyer under the Lease and this Agreement. No outstanding third party rights exist with respect to the Revert Agreements and Seller is the sole owner of the Properties and the Lease and is the sole entity entitled to receive any royalty or other payments payable with respect to minerals produced from the Properties. Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Properties, the Lease or the Revert Agreements. Seller has no obligation to pay to any third party any portion of the payments it has received under this Agreement, the Lease or the Revert Agreements.

                  (ii) Except for the civil litigation styled "Bond Gold Bullfrog, Inc. vs. Parador Mining Co., Inc., et al., presently pending in the Nevada Supreme Court, there are no pending or, to the knowledge of Seller, threatened condemnation proceedings, lawsuits, or administrative actions involving Seller and relating to the Assets.

                  (iii) No contracts, agreements, options, rights of first refusal, preemptive rights, other, similar rights or other interests exist with respect to the Assets to which Seller or its predecessors are bound and for which the Buyer could become liable or obligated after Closing.

                  (iv) All consideration due under the Revert Agreements has been fully and timely paid and no obligations exist with respect to the Revert Agreements for which the Buyer could become liable or obligated after Closing.

            (g) Disclosure. The representations and warranties contained in this Section do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section not misleading.

      4.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller that the statements contained in this Section 4.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement).





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            (a)  Organization  of  Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is in good standing under the laws of the State of Nevada.

            (b) Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting generality of the foregoing, this Agreement is consistent with the powers of Buyer as set the forth in its charter and bylaws and the execution, delivery, and performance of this Agreement by the Buyer has been duly authorized. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

            (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, or decree of any government, governmental agency, or court to which Buyer is subject or
      (ii) conflict with, result in a breach of, constitute a default under any agreement to which Buyer is a party. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, including any government or governmental agency, in order for the Parties to consummate the transactions contemplated by this Agreement.

            (d) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, consultant, advisor or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5.0 INTERIM PERIOD; OBLIGATION TO CLOSE

      5.1 No Change or Commitments. Between the Date of this Agreement and the Closing Date, neither Party shall enter into any arrangement or contract or make any new commitment with respect to the Assets.

      5.2 Work Diligently Towards Closing. Buyer and Seller shall each use their efforts to work diligently towards completing the transaction contemplated by reasonable best this Agreement on the Closing Date.

      5.3 Notification of Breach. Each Party shall use its reasonable best efforts to notify other Party if it believes that any breach has occurred with respect to any of the representations, warranties, covenants or agreements contained in this Agreement or of any if becomes aware of any event reasonably likely to cause any of such circumstance or representations, warranties, covenants or agreements to be breached.

      5.4 Conditions to Obligation of Seller to Close. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

            (a)  All of the representations and warranties of Buyer contained in
      Section 4.2 true, complete and correct on and as of the Closing Date as if made on the Closing Date shall be and Seller shall have received the materials described in Subsection 2.2(b); and


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            (b)  No  injunction,  restraining  or  similar order shall have been issued by a court or governmental authority prohibiting the transactions contemplated by this Agreement.

      5.5 Conditions to Obligation of Buyer to Close. The Buyer to obligation of consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

            (a) All of the representations and warranties of Seller contained in
      Section 4.1 shall be true, complete and correct on and as of the Closing Date as if made on the Closing Date and Buyer shall have received the described in Subsection 2.2(a);

            (b) No material change shall have occurred with respect to any of the Assets between the date of this Agreement and the Closing Date; and

            (c) No injunction, restraining or similar order shall have been issued by a court or governmental authority prohibiting the transactions contemplated by this Agreement.

6.0       TERMINATION

      6.1  Termination.  This  Agreement  may  be  terminated prior to or at the
Closing:

            (a) By mutual written consent of Buyer and Seller; or

            (b) By either Party if the Closing has not occurred (other than as a result of the failure by a Party to comply fully with its obligations under this Agreement) on or before July 31, 2001; or By either Party if a material breach by the other Party of its obligations (c) hereunder has occurred and such breach has not been cured to the non-breaching Party's satisfaction following receipt of notice of breach from the non-breaching Party.

      6.2 Other Remedies. If this Agreement is terminated pursuant to Subsection 6.1(a) or pursuant to Subsection 6.1(b) other than as a result of the failure by a Party to comply fully with its obligations under this Agreement, all further obligations of the Parties shall terminate except that the obligations in Subsection 8.2(b) shall survive. If this Agreement is terminated pursuant to Subsection 6.1(b) as a result of the failure by a Party to comply fully with its obligations under this Agreement or pursuant to Subsection 6.1(c), the exercise of a right of termination will not be an election of remedies and, in addition to any other rights it may have under this Agreement or otherwise, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

7.0      SURVIVAL; REMEDIES; INDEMNIFICATION

      7.1 Survival. All obligations (i) of Seller for breach of the representations and warranties set forth in Section 4.1 and to indemnify and hold harmless Buyer under Section 7.3, (ii) of Buyer for breach of the representations and warranties set forth in Section 4.2 and to indemnify and hold harmless Seller under Section 7.2, and (iii) of Seller and Buyer set forth in Sections 3.1 through 3.4 shall survive the Closing. In the event a Party breaches any of its


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covenants,  representations  and warranties in this Agreement, provided that the other  Party  makes  written  claim for indemnification against the indemnifying
Party pursuant to Section 7.4 below, a indemnifying Party agrees to indemnify the other Party from and against the entirety of then the Consequences the other Party shall suffer through and after the date of the claim. any Adverse

      7.2 Buyer's Indemnities. Subject to the limitations and procedures set forth in Section 7.4, after the Closing Date Buyer shall indemnify and hold Seller and its officers, directors, agents, attorneys, and representatives harmless against and in respect of all employees, incurred by Seller and its officers, employees, directors, agents, Adverse Consequences attorneys, and representatives to the extent that such Adverse Consequences arise out of

      (a) The Assumed Liabilities or Buyer's use or operation of the Properties on and after the Closing Date; and

      (b) Any breach of any of the representations and warranties of Buyer in this Agreement, or in any document delivered in connection with this Agreement, or contained by Buyer to fulfill any agreement or covenants on the part of Buyer under this the failure Agreement or in any document delivered in connection with this Agreement.

      7.3  Seller's  Indemnities.  Subject  to the limitations and procedures of
Section 7.4, Date Seller shall indemnify, defend and hold the Buyer and its officers, after the Closing agents, attorneys, and representatives harmless against and in respect of all employees, directors, incurred by Buyer and its officers, employees, directors, agents, Adverse Consequences attorneys, and representatives to the extent that such Adverse Consequences arise out of

      (a)   The Excluded Liabilities; and

      (b) Any breach of any of the representations and warranties of Seller Agreement or any document delivered in connection with this Agreement, or contained in this to fulfill any agreement or covenants on the part of Seller under this the failure by Seller Agreement or any document delivered in connection with this Agreement.

      7.4 Notice and Procedure. If a Party believes that it is entitled to indemnification shall initiate a claim for indemnification by giving notice in under this Agreement, the Party indemnifying Party as soon as possible after the Party discovers the basis for a writing to the shall specify the basis for seeking indemnification under this Agreement, the claim. Such notice nature of the event giving rise to the claim, the identity of any amount (to the extent known), the involved, any pleadings or other documents or demands served upon the Party third parties relevant information. The failure to give prompt notice of a matter giving notice and any other give rise to an indemnification claim shall not affect the rights of the indemnified which may such claims from the indemnifying Party so long as such failure to so notify does Party to collect adversely affect the indemnifying Party's ability to defend such claim against a not materially third party.

            (a) Notice and Response. The Party from whom indemnification is sought days of receipt of a notice seeking indemnity as provided in the preceding shall, within 15 response to the notifying Party in writing as to whether it accepts or denies paragraph, provide a If the Party from whom indemnification is sought accepts the request the request for indemnity.

416342.1
7/16/01                                                      9
      for indemnification, the Parties shall settle the claim accordingly. If the Party from whom indemnification is sought denies the request for indemnification or fails to respond, the notifying Party may pursue all legal remedies available to it.

            (b) Matters Involving Third Parties. If the claim for indemnification involves a third party, in addition to providing a response to the notifying Party as provided above, the indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the claim made by the third party with counsel of its choice reasonably satisfactory to the other Party; provided, however, that the indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the indemnified Party. Unless and until the indemnifying Party assumes the defense of a a third party claim, however, the Party seeking indemnification may defend against the third party claim in any manner it reasonably may deem appropriate.

8.0       GENERAL

       8.1 Notices. Any notices or other communications between the Parties required by this Agreement shall be in writing and delivered by personal delivery, by facsimile transmission or by commercial courier. Delivery shall be effective on verifiable receipt. All such notices or communications shall be addressed as follows, provided that either Party may change its address at any time by notice given in the manner described above:

         To Seller:                            With a copy to:

          H. B. Layne  Contractor, Inc.        H. B. Layne Contractor, Inc.
          5620 South Landings Drive, #704      6510 Melaleuca  Road
          Ft. Myers, Florida 33919             Southwest Ranches
          Attn: S. Lee Crouch                  Fort Lauderdale, Florida 33330
          Tel: (941) 433-1382                  Attn: Patrick R. Layne, President
          Fax: (941) 433-5966                  Tel: (954) 434-8943
                                               Fax: (954) 434-3130



          To Buyer:                            With a copy to:

          Barrick Bullfrog Inc.                Barrick Bullfrog Inc.
          Barrick Management Corporationc/o    293 Spruce Road
          136 East South Temple, Suite 1050    Elko, Nevada 89801-4491
          Lake City, Utah 84111Salt            Attn:   W. G. (Bill) Houston
          Attn:   Rich Haddock                 Tel: (775) 738-2062
          Tel: (801) 539-0660                  Fax: (775) 738-2804
          Fax: (801) 539-0665




416342.1
7/16/01                                                     10

         8.2        Miscellaneous.

            (a) Amendment of Agreement. This Agreement may only be amended or modified by a document in writing executed by the Parties. Nothing in this Agreement shall impose any obligations or covenants, express or implied, to conduct any particular level or degree of exploration, development or mining operations upon the Properties, except as otherwise except as expressly required by this Agreement.

            (b) Confidentiality. This Agreement and all of its terms and conditions and all information provided by Buyer to Seller with respect to the Properties, the Leases and the Revert Agreements shall be treated by the Parties as confidential and shall not be divulged by a Party directly or indirectly to any person without the prior written authorization of the other Party. It is understood that the foregoing obligations shall continue indefinitely notwithstanding the termination of this Agreement. Such obligations do not apply to information that is in the public domain through no fault of the disclosing Party or which is independently obtained from a third party with no breach of confidentiality, or which is required to be disclosed pursuant to applicable law, regulation, judicial or administrative order or stock exchange rules.

            (c) Governing Law; Severability. This Agreement shall be construed and interpreted in accordance with, governed and enforced in all respects by the laws of the State of Nevada. If any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

            (d) Press Releases. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement.

            (e) Further Assurances. Each of the Parties agrees that from time to time, at the request of the other Party and without further consideration, it will execute and deliver such other documents and take such other actions as counsel for such other Party reasonably requests in order to consummate more effectively the transactions contemplated by this Agreement.

            (f) Assignment. Neither Party shall have the right to transfer its rights under this Agreement, in whole or in part, prior to the Closing.

            (g) No Third-Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any third party.

            (h) Costs and Fees. The Parties shall pay their own expenses including attorney's fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

            Waiver. The failure of a Party to insist upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of any term, condition or covenant.

            (j) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption

416342i
7/16/01                                                     11
      or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

            (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Parties agree that signatures transmitted by facsimile transmission shall constitute original signatures and that an Agreement transmitted by facsimile and containing the signatures (original or transmitted) of both Parties shall be binding.

            (1) Integration. All understandings and agreements between the Parties regarding the purchase and sale of the Assets and the settlement of the Claims are merged into this Agreement, which fully and completely expresses the agreement of the Parties. This Agreement was entered into after adequate investigation, neither Party relying upon any statement or representation not embodied in this Agreement made by the other Party. All Exhibits referred to in this Agreement are expressly incorporated into this Agreement.

       Executed to be effective as of the date first written above.


                                           "Seller"

                                               H. B. Layne Contractor, Inc.







                                           "Buyer"

                                               Barrick Bullfrog Inc.












416342.1
7/16/01                                                     12

                                   EXHIBIT A

                                       to
                          Purchase and Sale Agreement

                                 THE PROPERTIES

      The Properties consist of those certain unpatented lode mining claims situated in the Bullfrog Mining District, Nye County, Nevada, the names of which and the place of record of the location notices in the official records of the Nye County Recorder and the authorized office of the Bureau of Land Management are as follows:

      1. Mining claims originally subject to the Mining Lease and Option to Purchase Agreement dated August 3, 1987, by and between Robert A. Revert and Claron Burnett, as lessors, and Kelly Minerals, Inc., as lessee, as assigned and conveyed to H. B. Layne Contractor, Inc. by Assignment of Mining Lease and Option to Purchase Agreement dated November 29, 1978 between Kelly Minerals, Inc. and H. B. Layne Contractor, Inc. and subject to the Lease Agreement dated February 5, 1987 between H.B. Layne Contractor, Inc., and St. Joe Gold
Corporation:



            NAME OF CLAIM                 NYE COUNTY RECORDS       BLM SERIAL
                                           Book       Page            NMC #
            Ace No. 1                      110        426           112229
            Ace No. 2                      110        427           112230
            Ace No. 3                      110        428           112231

      2. Mining claims located in the name of and 100% owned by H. B. Layne Contractor, Inc. and subject to the Lease Agreement dated February 5, 1987 between H.B. Layne Contractor, Inc., and St. Joe Gold Corporation:

            NAME OF CLAIM                 NYE COUNTY RECORDS       BLM SERIAL
                                           Book       Page            NMC #
            Golden Eagle # 2               424        120           298788
            Golden Eagle # 3               424        121           298789
            Golden Age # 1                 424        103           298790
            Golden Age # 2                 424        104           298791
            Golden Age # 3                 424        105           298792
            Golden Age # 4                 424        106           298793
            Golden Age # 5                 424        107           298794



416342.1
7/16/01                                                     13

            Golden Age # 6
              Original Location            424        108           298795
               Relocation                             252249        583381
            Golden Age # 7
              Original Location            424        109           298796
               Relocation                             252250        583382
            Golden Age # 8
              Original Location            424        110           298797
               Relocation                             252251        583383
            Golden Age # 9
              Original Location            424        111           298798
               Relocation                             252252        583384
            Golden Age # 12
              Original Location            424        112           298799
               Relocation                             252253        583385
            Golden Age # 13
              Original Location            424        113           298800
               Relocation                             252254        583386
            Golden Age # 14
              Original Location            424        114           298801
               Relocation                             252255        583387
            Golden Age # 15                424        115           298802
            Golden Age # 16                424        116           298803
            Golden Age # 17
              Original Location            424        117           298804
               Relocation                             252256        583388























416342.1
7/16/01                                                     14

                                   EXHIBIT B

                                       to
                          Purchase and Sale Agreement

                                 THE CONVEYANCE

                                                           Assessor's Parcel No.
When Recorded, Return to:


W. G. (Bill) Houston
Barrick Bullfrog Inc.
293 Spruce Road
Elko, Nevada 89801-4491



                       DEED, ASSIGNMENT AND BILL OF SALE

      For good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, H. B. Layne Contractor, Inc., a Florida corporation ("Grantor)),

      grants, sells, transfers, conveys, assigns and delivers to Barrick Bullfrog Inc., a Delaware corporation ("Grantee), whose mailing address is 293 Spruce Road, Elko, Nevada 89801-4491, the entire estate in and to the following described property situated in Nye County, Nevada (the 'Properties"), subject only to the paramount title of the United States of America:

       See Exhibit A attached to this Deed, Assignment and Bill of Sale,

      together with all of Grantor's interest in and to the leases and the other agreements identified in Exhibit A, any after acquired title in and to the Properties or the lands covered thereby and any fixtures, improvements and other tangible or intangible real or personal property related to the Properties, the leases and the other agreements, including without limitation all of Grantor's right, title and interest in and to all permits, rights of way, easements, water rights, surface use agreements and other contracts related to the Properties, all choses, rights, actions or causes of action in any way affecting or relating to the Properties, the leases or other agreements identified in Exhibit A, and all of the improvements, buildings, structures and fixtures located thereon, or used for the benefit of the Properties together with any water rights, including any certificates, applications and interests relating to such water rights, and any wells, ditches or flumes located on or appurtenant to the Properties.

       Grantor hereby binds itself and its successors to warrant and defend the title to the Properties against all claiming by through or under Grantor, but not otherwise.



416342.1
7/16/01                                                     15

       IN WITNESS WHEREOF, Grantor has duly executed this Deed, Assignment and Bill of Sale as of the day and year first above written.

                                   "Grantor"

H. B. Layne Contractor, Inc.

                                                     By:
                                                     Its:



State of
                                              )
                                              ) ss.
County of
                                              )

       This instrument was acknowledged before me, a notary public, on July 2001, by , the of H. B. LAYNE CONTRACTOR,

INC., a Florida corporation, on behalf of the corporation.



                                                         Notary Public

My commission expires:






















416342.1
7/16/01                                                     16

                                   EXHIBIT A

                                       to
                       Deed, Assignment and Bill of Sale

                                 THE PROPERTIES

      The Properties consist of those certain unpatented lode mining claims situated in the Bullfrog Mining District, Nye County, Nevada, the names of which and the place of record of the location notices in the official records of the Nye County Recorder and the authorized office of the Bureau of Land Management are as follows:

      1. Mining claims originally subject to the Mining Lease and Option to Purchase Agreement dated August 3, 1987, by and between Robert A. Revert and Claron Burnett, as lessors, and Kelly Minerals, Inc., as lessee, as assigned and conveyed to H. B. Layne Contractor, Inc. by Assignment of Mining Lease and Option to Purchase Agreement dated November 29, 1978 between Kelly Minerals, Inc. and H. B. Layne Contractor, Inc. and subject to the Lease Agreement dated February 5, 1987 between H.B. Layne Contractor, Inc., and St. Joe Gold
Corporation:



            NAME OF CLAIM                 NYE COUNTY RECORDS       BLM SERIAL #
                                           Book       Page             NMC #
            Ace No. 1                      110        426           112229
            Ace No. 2                      110        427           112230
            Ace No. 3                      110        428           112231

      2. Mining claims located in the name of and 100% owned by H. B. Layne Contractor, Inc. and subject to the Lease Agreement dated February 5, 1987 between H.B. Layne Contractor, Inc., and St. Joe Gold Corporation:

            NAME OF CLAIM                 NYE COUNTY RECORDS       BLM SERIAL #
                                           Book       Page             NMC #
            Golden Eagle # 2               424        120           298788
            Golden Eagle # 3               424        121           298789
            Golden Age # 1                 424        103           298790
            Golden Age # 2                 424        104           298791
            Golden Age # 3                 424        105           298792
            Golden Age # 4                 424        106           298793
            Golden Age # 5                 424        107           298794
            Golden Age # 6
              Original Location            424        108           298795
               Relocation                             252249        583381


416342.1
7/16/01                                                     17

            Golden Age # 7
              Original Location            424        109           298796
               Relocation                             252250        583382
            Golden Age # 8
              Original Location            424        110           298797
               Relocation                             252251        583383
            Golden Age # 9
              Original Location            424        111           298798
               Relocation                             252252        583384
            Golden Age # 12
              Original Location            424        112           298799
               Relocation                             252253        583385
            Golden Age # 13
              Original Location            424        113           298800
               Relocation                             252254        583386
            Golden Age # 14
              Original Location            424        114           298801
               Relocation                             252255        583387
            Golden Age # 15                424        115           298802
            Golden Age # 16                424        116           298803
            Golden Age # 17
              Original Location            424        117           298804
               Relocation                             252256        583388


























416342.1
7/16/01                                                     18